PRUDENTIAL MONEYMART ASSETS, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




                                                February 13, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential MoneyMart Assets, Inc.
                  File No. 811-2619


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal period ended December 31, 2003. The enclosed is being filed electronically via the
EDGAR System.



                                              Yours truly,

                                    /s/ Jonathan D. Shain
                                        Jonathan D. Shain
                                                Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 13th day of February 2004.


	Prudential MoneyMart Assets, Inc.



By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L. Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary






T:\CLUSTER 2\N-SARS\mma\2002\12-31-02 Annual.doc